EXHIBIT 32

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of Sound Financial, Inc. (the “Registrant”) that the Quarter Report of the Registrant on Form 10-Q for the period ended September 30, 2015 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	November 13, 2015	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer

Date:	November 13, 2015	By:	/s/ Matthew P. Deines
Matthew P. Deines
Executive Vice President and
Chief Financial Officer